UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2016, Mast Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as the representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters in connection with a public offering (the “Offering”) up to 29,090,910 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to an aggregate of 29,090,910 shares of Common Stock (the “Warrants”). The Shares and Warrants will be sold in units (“Units”) with each Unit consisting of (i) one share of Common Stock and (ii) one Warrant to purchase one share of Common Stock. The purchase price per Unit is $0.275. The Units are immediately separable and the Shares and the Warrants included in the Units will be issued separately.

Each Warrant will have an initial exercise price of $0.42 per share, will be exercisable six months and one day after the date of issuance, and will expire five (5) years from the date of issuance.

The Company expects to receive gross proceeds from the Offering of $8 million and net proceeds of approximately $7.3 million assuming no exercise of the Warrants and after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains representations, warranties and covenants, including indemnification obligations, that are customary for transactions of this type. The Company expects to issue and deliver the securities sold in the Offering to the Underwriters against payment therefore on or about February 16, 2016, subject to the satisfaction of customary closing conditions.

In connection with the closing of the Offering, the Company will enter into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), pursuant to which the Company engaged the Transfer Agent to act as registrar and transfer agent for the Warrants. The terms and conditions of the Warrants are set forth in the Warrant Agreement and the form of Warrant Certificate is attached as Exhibit A thereto. The Warrants initially will be issued in book-entry form. The Warrants initially will be represented by one or more permanent global certificates which will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, New York, New York (“DTC”), as depository.

The exercise price and the number of shares purchasable upon exercise of the Warrants are subject to adjustment upon certain corporate events, including reclassifications, stock dividends and stock splits. In the event of an extraordinary transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of Common Stock, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the extraordinary transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model and the terms of the Warrants. The terms of the Warrants prohibit a holder from exercising its Warrants if doing so would result in such holder (together with its affiliates and other persons acting as a group) beneficially owning more than 9.99% of the outstanding shares of Common Stock after giving effect to such exercise, provided that, at the election of a holder and notice to the Company, such beneficial ownership limitation shall be 4.99% of the outstanding shares of Common Stock after giving effect to such exercise. The Warrants will not be listed on the NYSE MKT, any other national securities exchange or any other nationally recognized trading system, and no trading market for the Warrants is expected to develop.

The holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Warrants. If, however, a registration statement relating to the issuance of the shares underlying the Warrants is not effective or available, the Warrants may be exercised on a cashless basis, where the holder receives the net value of the Warrant in shares of Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of a fractional share, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-202960), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 19, 2015, and a prospectus supplement and accompanying base prospectus that forms a part of the Registration Statement.

The Underwriting Agreement, form of Warrant Agreement, and form of Warrant Certificate are filed herewith as Exhibits 1.1, 4.1, and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Underwriting Agreement, Warrant Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 7.01 Regulation FD Disclosure.

On February 9, 2016, the Company issued a press release announcing that it had commenced the Offering, and on February 10, 2016, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are furnished as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

The information set forth under Item 7.01 and in Exhibits 99.1 and 99.2 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: February 10, 2016	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement between the Company and Roth Capital Partners, LLC, as the representative of the underwriters named therein, dated February 10, 2016

4.1	Form of Warrant Agreement

4.2	Form of Warrant Certificate

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

99.1	Press release of Mast Therapeutics, Inc. dated February 9, 2016, titled “Mast Therapeutics Announces Proposed Public Offering of Common Stock and Warrants”

99.2	Press release of Mast Therapeutics, Inc. dated February 10, 2016, titled “Mast Therapeutics Announces Pricing of Underwritten Public Offering”

5